Exhibit 5.1

December 22, 2025

Brilliant Earth Group, Inc.
300 Grant Avenue, Third Floor
San Francisco, California 94108

Re:
Registration Statements on Form S-8 (File Nos. 333-259736, 333-266807, 333-270725 333-278351, and 333-285801) relating to an aggregate of up to 15,132,473 shares of Brilliant Earth Group, Inc. Class A common stock, par value $0.0001 per share, issuable pursuant to the Brilliant Earth Group, Inc. 2021 Incentive Award Plan and the Brilliant Earth Group, Inc. 2021 Employee Stock Purchase Plan.

Ladies and Gentlemen,

We have acted as special Nevada counsel to Brilliant Earth Group, Inc., a Nevada corporation (the “Company”) which is the resulting entity (as defined in Nevada Revised Statutes 92A.090) in the conversion of Brilliant Earth Group, Inc., a Delaware corporation (the “Delaware Corporation”), into a Nevada corporation (the “Conversion”), in connection with certain Registration Statements on Form S-8 (File Nos. 333-259736, 333-266807, 333-270725, 333-278351, and 333-285801) (the “Registration Statements”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on September 23, 2021, August 12, 2022, March 21, 2023, March 28, 2024, and March 13, 2025, respectively. Such Registration Statements relate to the offering and sale of up to 15,132,473 shares of the Company’s Class A common stock, par value $0.0001 per share (“Series A Common Stock”), issuable pursuant to (i) the Company’s 2021 Incentive Award Plan, and (ii) the Company’s Employee Stock Purchase Plan (each, as amended or restated from time to time, a “Plan” and, together, the “Plans”). Such shares of Series A Common Stock, issuable after the date hereof under the applicable Plan and registered by the Registration Statements, are hereinafter referred to as the “Company Plan Shares.”

In connection with the filing of the Registration Statement, we have examined and relied upon originals or copies, certified to our satisfaction, of: (i) the Plans; (ii) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to the date hereof; (iii) records of proceedings of the board of directors and stockholder of the Company related to the Plan and the Registration Statements; (iv) the Registration Statements and exhibits thereto; and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopies. We have also assumed that, prior to the Conversion, the Delaware Corporation took all corporate action required under the laws of the State of Delaware to authorize the filing of the Registration Statements, and to authorize each Plan and the performance by the Company of its obligations under each Plan, including the issuance of the Company Plan Shares. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Greenberg Traurig, LLP | Attorneys at Law
10845 Griffith Peak Drive | Suite 600 | Las Vegas, Nevada 89135 | T +1 702.792.3773 | F +1 702.792.9002
www.gtlaw.com

Brilliant Earth Group, Inc. December 22, 2025 Page 2 of 2

We assume that appropriate actions have been, or will be, taken, prior to the offer and sale of the Company Plan Shares in accordance with the Plans, to register and qualify the Company Plan Shares for sale under all applicable state securities or “Blue Sky” laws.

Based upon the foregoing examination and assuming that the consideration, if any, required to be paid in connection with the issuance and sale of shares of Company Plan Shares under the applicable Plan is actually received by the Company as provided in such Plan, we are of the opinion that the Company Plan Shares, when and if issued under the applicable Plan, will be validly issued, fully paid and nonassessable.

This opinion is rendered solely in connection with the transactions covered hereby, is limited to the matters expressly stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statements. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinions expressed herein are specifically limited to Chapters 75, 78 and 92A of the Nevada Revised Statutes, including the statutory provisions thereof as well as reported judicial decisions interpreting these laws, and are expressed only with respect to such laws as currently in effect. We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely, /s/ Greenberg Traurig, LLP GREENBERG TRAURIG, LLP

Greenberg Traurig, LLP | Attorneys at Law
www.gtlaw.com